COMMON STOCK PURCHASE AGREEMENT

     THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement"), effective the first day of October, 2010, between Peer Review Mediation &
Arbitration, Inc., a Florida corporation ("Buyer") and Arnold J.
Diamond, et al., shareholders of Key Vista Associates, Inc. ("Key
Vista"), a Florida corporation. (the "Sellers").

W I T N E S S E T H:

     WHEREAS, as contemplated by this Agreement, Buyer is to purchase from Sellers, and Sellers are to sell to Buyer, all of the issued and outstanding common shares of Key Vista as more specifically provided herein. Said common shares shall represent 100% of the aggregate outstanding common shares of Key Vista.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                               ARTICLE I
                      PURCHASE AND SALE OF SHARES

1.1 Purchase and Sale. Subject to the terms and conditions set forth herein, Sellers will sell to Buyer, and Buyer will purchase from Sellers, at the Closing (as hereinafter defined), all of the issued and outstanding shares of common stock of Key Vista. The purchase price shall be payable as follows:

   a) Cash Consideration. $113,350 by Certified Checks of immediately available funds upon execution of this Common Stock Purchase Agreement.

   b) Promissory Note for $75,000, payable in 5 quarterly installments of $15,000.

   c) Equity Consideration. An aggregate of 200,000 registered common shares of ("Payment Shares").

1.1 Upon the signing of this Agreement, Sellers shall forward to Buyer the certificates representing the Shares duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion.

1.2 Upon the signing of this Agreement, Buyer shall issue certificates representing the Payment Shares.

1.3 Closing. The closing of the sale and purchase of the Common Shares hereunder (the "Closing"), will be held at the offices of Buyer on Monday November 01, 2010 or at such other time, date and place as agreed to by the parties.




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                              ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF SELLERS

	Sellers represent and warrant to the Buyer as follows:

2.1 Existence and Authority. Sellers have all requisite power to execute, deliver and perform this Agreement.

2.2 Financial Condition. Sellers warrant Key Vista's balance sheet as of September 30, 2010 will not be materially different at Closing. Additionally, Sellers warrant that shareholders' equity of Key Vista will not be less than $1400.

2.3 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or constitute a default under any agreement, indenture or other instrument to which Sellers is a party or by which Sellers may be bound or any law, regulation, order, arbitration, award, judgment or decree applicable to Sellers.

2.4 Validity. This Agreement has been duly executed and delivered by Sellers and is a valid and binding agreement of Sellers enforceable against Sellers in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

2.5 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to Sellers' best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Buyer which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by Sellers (including, without limitation, the delivery of the Common Shares).


                            ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Buyer hereby represents and warrants to Sellers as follows:

3.1 Existence and Authority. Buyer has all requisite power to execute, deliver and perform this Agreement.

3.2 No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or constitute a default under any agreement, indenture or other instrument to which Buyer is a party or by which Buyer may be bound or any law, regulation, order, arbitration, award, judgment or decree applicable to Buyer.



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3.3 Validity.  This Agreement has been duly executed and delivered by
Buyer and is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

3.4 Litigation. There are no actions, suits, proceedings or arbitrations or investigations pending, or to Buyer's best knowledge, threatened in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against or by the Buyer which seek to or could restrain, prohibit, rescind or declare unlawful, or result in substantial damages in respect of this Agreement or the performance hereof by Buyer (including, without limitation, the delivery of the Common Shares).


                             ARTICLE IV
             RESTRICTIONS ON DISPOSITION OF THE COMMON SHARES

4.1 Restricted Securities. Buyer acknowledges that Buyer is acquiring the Common Shares pursuant to a transaction exempt from registration under the 1933 Act. Buyer represents, warrants and agrees that all Common Shares acquired by Buyer pursuant to this Agreement are being acquired for investment without any intention of making a distribution thereof, or of making any sale or other disposition thereof which would be in violation of the 1933 Act or any applicable state securities law, and that Buyer will not dispose of any of the Common Shares.

4.2 Legend. Until such time as the Common Shares are registered pursuant to the provisions of the 1933 Act, any certificate or certificates representing the Common Shares delivered pursuant to
Section 1.3 will bear a legend in substantially the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of unless they have first been registered under such Act or unless an exemption from registration is available."

Sellers may place stop transfer orders against the registration or transfer of any shares evidenced by such a certificate or certificates until such time as the requirements of the foregoing are satisfied.


                            ARTICLE V
                      CONDITIONS TO CLOSING

5.1 Conditions to Obligations of Buyer. The obligation of Buyer to purchase the Common Shares is subject to the satisfaction of the following conditions on the date of Closing:



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   (a)  Other than the excluded assets listed on Exhibit A, Sellers, as majority holders of the current and outstanding common shares of Key Vista shall have provided a list of all assets, property, rights, interests of any kind and description, tangible or intangible used in the operation of Key Vista.

    (b) The representations and warranties of Sellers set forth in
Article II hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, Buyer shall have been furnished with a certificate, dated the date of Closing, to such effect, signed by an authorized officer of Sellers; and

   (c) All permits, approvals, authorizations and consents of third parties necessary for the consummation of the transactions herein shall have been obtained, and no order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.

    (d) Sellers shall have entered into a two (2) year lock-up of the Payment Shares.

5.2 Conditions to Obligations of Sellers. The obligation of Sellers to sell and deliver the Common Shares to Buyer is subject to the satisfaction of the following conditions on the date of Closing:

   (a) Buyer shall have assumed and agreed to pay, perform and discharge, when due, the executory liabilities and commitments included in or pertaining to the items disclosed in item 2.1, but only to the extent of lease obligations that were incurred by Key Vista, excluding the liabilities listed on Exhibit B.

    (b) The representations and warranties of the Buyer set forth in
Article V hereof shall be true and correct; and if the Closing shall occur on a date other than the date of this Agreement, Sellers shall have been furnished with a certificate dated the date of Closing, to such effect, signed by an authorized officer of Buyer; and

    (c) No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated by this Agreement, and no suit, action or other proceeding by any governmental body or other person shall have been instituted which questions the validity or legality of the transactions contemplated by this Agreement.


                               ARTICLE VI
                             MISCELLANEOUS

   6.1 Expenses. Each party shall pay all of its own expenses in connection with the authorization, preparation, execution and performance of this Agreement.

   6.2 Survival of Sellers' Representations and Warranties. All representations and warranties made by Sellers to Buyer in this Agreement shall survive the Closing.

   6.3 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be in writing, delivered by registered or certified mail, return receipt requested, as follows:

          (a) To Sellers:

		Arnold J. Diamond
		301 Yamato Rd Suite #2160
		Boca Raton, FL 33431

          (b) To the Buyer:

		Willis Hale, President
		778 S Military Trail
		Deerfield Beach, FL 33442

Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which notices, requests or other communications addressed to it shall be sent.

   6.4 Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable, and neither party will take any action to impede the other from seeking to enforce such rights of specific performance.

   6.5 Successors and Assigns; Integration; Assignability. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective legal representatives, successors and assigns. This Agreement (a) constitutes, the entire agreement between the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof;
(b) shall not confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assignable by operation of law or otherwise.

   6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida.

   6.7 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

   6.8 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by Buyer and Sellers.

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   6.9  Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.


     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date and year first above written.


SELLER:


       /s/Arnold Diamond
       ---------------------

BUYER:

Peer Review Mediation and Arbitration, Inc.


By:   /s/Willis Hale
      ---------------------
      Willis Hale, President